Exhibit 23.2

Independent Auditors’ Consent

The Board of Directors

International Multifoods Corporation:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus. The independent auditors’ report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s change in its method of accounting for the remaining provisions of accounting for goodwill and intangible assets in fiscal 2003.

/s/    KPMG LLP

Minneapolis, Minnesota

May 3, 2004